Exhibit 10(q)

                           FORM OF EXECUTIVE AGREEMENT

THIS AGREEMENT made the 28TH day of April, 1997.

BETWEEN:

            SEVEN SEAS PETROLEUM INC., a corporation continued under the laws of the Yukon and having an address at 1990 Post Oak Boulevard, Suite 960, Houston, Texas
            77056

            (herein called the "Company")

AND:                                                         OF THE FIRST PART

            Name and Address of Executive

            (herein called the "Employee")

                                                              OF THE SECOND PART

WITNESSES THAT WHEREAS:

A. The Employee is presently employed by the Company under an Employment Contract;

B. The Company and the Employee are desirous of having certain rights and benefits in the event that the Employee's employment with the Company is terminated in a manner set forth hereinafter;

C. The Company wishes to retain the benefit of the Employee's services and to ensure that the Employee is able to carry out his responsibilities with the Company free from any distractions associated with any potential change in the ownership or control of the Company or its assets;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Employee and the Company, it is agreed by and between the Employee and the Company as follows:

1.          DEFINITIONS AND INTERPRETATION

1.1         DEFINITIONS

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            In this Agreement, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings set forth below:

      (a) "Agreement" means this agreement as amended from time to time;

      (b) "Change in Control" means a transaction or series of transactions whereby directly or indirectly:

            (i) any person or combination of persons acquires a sufficient number of securities of the Company to affect materially the control of the Company, whether by way of acquisition of previously issued securities or as a result of issuances from treasury, or a combination thereof, and for the purposes of this Agreement, a person or combination of persons holding shares or other securities in excess of the number which, directly or following the conversion or exercise thereof, would entitle the holders thereof to cast 20% or more of the votes attached to all shares of the Company which may be cast to elect directors of the Company, shall be deemed to be in a position to affect materially the control of the Company;

            (ii) the Company shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement with any other person, or any other person shall consolidate or merge with or into, or amalgamate with or enter into a statutory arrangement with the Company, and, in connection therewith, all or part of the outstanding shares of the Company which have voting rights attached thereto shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Company or any other person or for cash or any other property (other than a transaction which has been approved by the directors of the Company, a majority of whom are directors of the Company holding office at the date of this Agreement);

      (iii) there shall be a change in a majority of the board of directors of the Company whether as a result of a shareholders meeting or as a result of appointments made by the remaining members of the board of directors of the Company in filling vacancies caused by the resignation of the majority in number of the board of directors of the Company;

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            (iv)  a majority of the board of directors shall have resigned or otherwise been removed from office, whether or not the vacancies created by such resignations or removals are filled; or

            (v) the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest (or one or more subsidiaries of the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest) property or assets (a) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Company and its subsidiaries as at the end of the most recently completed financial year of the Company or (B) which during the most recently completed financial year of the Company generated, or during the then current financial year of the Company are expected to generate, more than 50% of the consolidated operating income or cash flow of the Company and its subsidiaries, to any other person or persons (other than the Company or one or more subsidiaries of the Company), other than a transaction or series of transactions which involves a sale of securities or assets of the Company with which the Employee is involved as a purchaser in any manner, whether directly or indirectly, and whether by way of participation in a corporation or partnership that is a purchaser or by provision of debt, equity or purchase- leaseback financing;

      (c) "Expiry Date" means the date which is 12 months after a Change in Control occurs;

      (d) "Triggering Event" means any one of the following events which occurs following a Change of Control without the express agreement in writing of the Employee:

            (i) an adverse change in any of the duties, powers, rights, discretion or compensation of the Employee as they exist immediately prior to the Change of Control; or

            (ii) a change in the person or body to whom the Employee reported immediately prior to the Change of Control provided that this shall not include a change resulting from a promotion in the normal course of business.

1.2         PLURAL AND GENDER

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            Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

1.3         BINDING EFFECT

            This Agreement shall be binding on the successors and assigns of the Company and shall enure to the benefit of the successors and assigns of the Employee.

1.4         MONETARY AMOUNTS

            All references to monetary amounts in this Agreement are to lawful money in the United States of America.

2.          RIGHTS OF EMPLOYEE

2.1         RIGHT UPON OCCURRENCE OF TRIGGERING EVENT

      (a) RIGHT: If a Change in Control occurs and if, in respect of the Employee, a Triggering Event occurs on or before the Expiry Date, the Employee shall be entitled to elect to terminate his employment with the Company and to receive a payment from the Company in the amount equal to:

            (i) the remaining annual base salary payable to the Employee for the term of the Employment Contract; and

            (ii) the amount equal to the most recent annual bonus paid to the Employee by the Company, for each year, or part of a year remaining on the Employment Contract, provided that such payment shall only be made in respect of any year that the Company otherwise declares and pays bonuses to some or all of its employees.

            (b) CONDITION: The right of the Employee provided for in Section 2.1(a) hereof is conditional upon the Employee electing to exercise such right by notice given to the Company within six months after the Triggering Event.

2.2         TERMINATION RIGHT

            If a Change in Control occurs and the Employee has not received notice of the termination of his employment with the Company or a Triggering Event has not otherwise occurred, then, during the six month period after the Change of Control, the Employee may, notwithstanding the absence of a Triggering Event,

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give notice to the Company of the intention of the Employee to terminate his employment with the Company. If such notice is given by the Employee, the termination of his employment will become effective on a date indicated in the notice, but in any event not later than 120 days following the Employee giving notice to its intention to terminate his employment with the Company and in such case the Employee shall be entitled to a payment from the Company in the amount calculated in accordance with Section 2.1(a) hereof.

2.3         RIGHT UPON TERMINATION

            The Employee shall be entitled to a payment from the Company in the amount calculated in accordance with Section 2.1(a) hereof if his employment with the Company is terminated by the Company within 12 months after a Change of Control other than for cause as defined in the Employment Contract. The Company shall not terminate the employment of the Employee for any reason unless such dismissal is specifically approved by the directors of the Company.

2.4         STOCK OPTIONS

            In the event that the Employee is entitled to a payment pursuant to
Section 2.1, 2.2 or 2.3 hereof, the term during which any option to purchase common shares of the Company granted to the Employee by the Company or any subsidiary of the Company may be exercised shall be extended to the earlier of the expiry date of the option and 18 months after the date of the giving of notice by the Employee pursuant to Section 2.1 or 2.2 hereof or the termination of his employment by the Company as referred to in Section 2.3 hereof, as the case may be. In addition, in such event, any provisions of such an option which restricts the number of common shares of the Company which may be purchased before a particular date shall be waived. Subject to required regulatory approvals, in the event that the exercise price of any option granted at the same time as the option was granted to the Employee is repriced downwards, the exercise price of the option held by the Employee shall be similarly repriced. The terms of any option agreement evidencing such option shall be deemed to be amended to reflect the provisions of this Section 2.4.

2.5         HEALTH BENEFITS

            If the Employee is entitled to a payment pursuant to Section 2.1,
2.2 or 2.3 hereof, the Company shall also continue to pay the Employee's health insurance premiums for a period which is the lesser of one year from termination or until the Employee has otherwise secured comparable health insurance.

3.          PAYMENTS AND REVIEW

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3.1         PAYMENTS UNDER THIS AGREEMENT

            Subject to any arrangements made pursuant to Section 4.2 hereof, any payment to be made by the Company pursuant to the terms of this Agreement shall be paid by the Company in cash in a lump sum within five business days of the giving of notice by the Employee pursuant to Section 2.1 or 2.2 hereof or within five business days of the termination of employment by the Company as referred to in Section 2.3 hereof, as the case may be. Any such payment shall be calculated, in the case of Section 2.1 or 2.2 hereof, at the date of giving notice pursuant to Section 2.1 or 2.2 hereof, as the case may be, and, in the case of Section 2.3 hereof, at the date of termination of the Employee's employment.

3.2         AGREEMENT SUPPLEMENTAL


      This Agreement shall be supplemental to the Employment Contract that exists between the Company and the Employee, except insofar as the Employment Contract relates to the termination of the Employee's employment after a Change of Control, in which case this Agreement shall supersede the termination provisions of the Employment Contract.

4.          MISCELLANEOUS

4.1         ASSIGNMENT AND ASSUMPTION

            This Agreement shall be assigned by the Company to any successor corporation of the Company and shall be binding upon such successor corporation. For the purposes of this Section 4.1, "successor corporation" shall include any person referred to in paragraphs 1.1(b)(ii) or (iii) hereof. The Company shall use its best efforts to ensure that the successor corporation shall continue the provisions of this Agreement as if it were the original party in place of the Company; provided however that the Company shall not thereby be relieved of any obligation to the Employee pursuant to this Agreement. In the event of a transactions or series of transactions as described in paragraphs 1.1(b)(ii) or
(iii) hereof, appropriate arrangements shall be made by the Company for the successor corporation to honour this Agreement as if the Employee had exercised his maximum rights hereunder as of the effective date of such transaction.

4.2         FURTHER ASSURANCES

            Each of the Company and the Employee agrees to make, do and execute or cause to be made, done and executed all such further and other things, acts, deeds, documents, assignments and assurances as may be necessary or reasonably required to carry out the intent and purpose of this Agreement fully and effectually. Without limiting the generality of the foregoing,

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the Company shall take all reasonable steps in order to structure the payment or payments provided for in this Agreement in the manner most advantageous to the Employee with respect to the provisions of the INTERNAL REVENUE CODE (U.S.).

4.3         NOTICE

            Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by telegram, sending by telecopier, or sending by prepaid registered mail posted in Canada, the notice to the following address or telecopier number:

            If to the Company:

            1990 Post Oak Boulevard, Suite 960
            Houston, Texas 77056
            Telecopier No.: 1-713-621-9770

            If to the Employee:

            As set out in the Employment Agreement or as thereafter advised by Employee.

(or to such other address or telecopier number as any party may specify by notice in writing to another party).

            Any notice delivered or sent by telegram or sent by telecopier on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the telegram was filed with the telegraph company, or the telecopy transmission was sent successfully to the telecopier number set out above, as the case may be.

            Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

4.4         COSTS

            The Company shall pay all costs and expenses, including legal fees, incurred by the Employee in connection with the entering into and the interpretation of the provisions of this Agreement.

4.5         GOVERNING LAW

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            This Agreement shall be governed by and be construed in accordance with the laws of the State of Texas.

4.6         SEVERABILITY

            Any provision of this Agreement which contravenes any applicable law or which is found to be unenforceable shall, to the extent of such contravention or unenforceablity, be deemed severable and shall not cause this Agreement to be held invalid or unenforceable or affect any other provision or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

SEVEN SEAS PETROLEUM INC.

By:___________________________________c/s


   ___________________________________
    Name of Executive

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